UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2020

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 9205 West Russell Road, STE 400, Las Vegas, NV                  89148
(Address of principal executive offices)                    (zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	AX	New York Stock Exchange
6.25% Subordinated Notes Due 2026	AXO	New York Stock Exchange

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 27, 2020, the Board of Directors (the “Board”) of Axos Financial, Inc. (the “Company”) amended and restated the Company’s Bylaws, effective immediately. The following is a summary of the amendments to the Bylaws:

1.
Article II, Sections 1, 5, 6, 7 and 8 of the Bylaws were amended to expressly provide for virtual meetings of the Company’s stockholders by means of remote electronic communications, and to adopt corresponding procedural changes related thereto.

2.
Article II, Sections 9 and 10 of the Bylaws were amended to update the requirements for stockholders to submit outside proposals and director nominations at meetings of the Company’s stockholders, including (i) adding specific reference to stockholder proposals made under Rule 14a-8, (ii) requiring the submission to the Secretary of the Company of certain additional information by stockholders seeking to make proposals, and (iii) requiring certain additional information about outside director nominees and the stockholder making the nomination.

3.	Article IV, Section 2 of the Bylaws requiring that the Board of Directors hold an annual organizational meeting of the Board immediately after the annual meeting of stockholders was deleted.

4.	Article V, Sections 1 and 2 of the Bylaws were amended to delete duplicative provisions regarding notices to directors and stockholders, and Article V (Notice of Meetings) was deleted.

5.	Article VI, Section 2 of the Bylaws requiring the election annually of the Company’s Chairman and senior officers was deleted, and Article VI was renumbered as Article V.

6.
Article VI (renumbered as Article V), Sections 1, 7, 8, 11 and 12 of the Bylaws were amended to revise the description and roles of senior officers, including (i) separately defining and clarifying the roles of Chief Executive Officer, President, Chief Financial Officer and Treasurer, (ii) requiring that the Chairman of the Board preside at all meetings of stockholders at which he or she is present, and (iii) allowing for temporary re-delegation of the powers and duties of any officer by the CEO, President or Board of Directors.

7.	Article VII (renumbered as Article VI), Section 1 of the Bylaws was amended to formally provide for uncertificated (book entry) shares.

8.
Article IX was added to the Bylaws to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or by-laws (as either may be amended from time to time); (iv) any action to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or Bylaws; and (v) any action asserting a claim against the Company governed by the internal affairs doctrine.

9.	The Bylaws amendments also include certain conforming and typographical changes, and reflect the change in name of the Company that was adopted in September 2018.
The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by the full text of the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Axos Financial, Inc., as amended and restated through February 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	March 4, 2020	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer